Exhibit 4.3

HARROW, INC.

each of the Guarantors named

On the signature pages hereto

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 27, 2026

$50,000,000 8.625% Senior Notes due 2030

This FIRST SUPPLEMENTAL INDENTURE, dated as of March 27, 2026 (this “Supplemental Indenture”), is among Harrow, Inc., a Delaware corporation (the “Company” or the “Issuer”), the Guarantors listed on the signature pages hereto (the “Guarantors” and, collectively with the Issuer, the “Harrow Parties”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WHEREAS, the Issuer, the Guarantors and the Trustee have executed and delivered an indenture, dated as of September 12, 2025 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance by the Issuer of its 8.625% Senior Notes due 2030 (the “2030 Notes”);

WHEREAS, on September 12, 2025, the Issuer issued $250,000,000 aggregate principal amount of 2030 Notes (the “Initial Notes”) pursuant to the Base Indenture;

WHEREAS, Section 2.1 of the Base Indenture provides that, without notice to or consent of the Holders, the Issuer may, from time to time and in accordance therewith, create and issue Additional Notes (subject to the Issuer’s compliance with Section 3.2 of the Base Indenture), and such Additional Notes shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, Section 9.1(7) of the Base Indenture provides that, without notice to or consent of the Holders, the Issuer, the Guarantors and the Trustee may amend, supplement or modify the Base Indenture to make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes in accordance with the terms of the Indenture;

WHEREAS, each of the Harrow Parties desires to execute and deliver this Supplemental Indenture for the purpose of issuing $50,000,000 in aggregate principal amount of additional 2030 Notes (the “Additional Senior Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, the Additional Senior Notes shall constitute Additional Notes pursuant to the Indenture; and

WHEREAS, pursuant to the satisfaction of the conditions set forth in Section 2.1 and in Section 9.6 of the Base Indenture, the Trustee is authorized and directed to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to establish the terms of the Additional Senior Notes, the Harrow Parties and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Additional Senior Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

(2) Reference to and Effect on Base Indenture. Upon the date hereof, each reference in the Base Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Base Indenture as supplemented by this Supplemental Indenture, unless the context requires otherwise. This Supplemental Indenture shall form a part of the Base Indenture for all purposes.

(3) Additional Senior Notes. As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, Additional Senior Notes in the aggregate principal amount of $50,000,000 in the manner contemplated by the Base Indenture. The Additional Senior Notes shall be consolidated with and form a single class with the Initial Notes, shall be Restricted Notes and shall have the same terms and conditions in all respects with the Initial Notes, except that (i) the issue date of the Additional Senior Notes shall be March 27, 2026 and (ii) Additional Senior Notes issued pursuant to Regulation S in the form of a global Note (the “Temporary Regulation S Global Note”) will trade separately under a different CUSIP number than the Regulation S Global Note in respect of the Initial Notes issued by the Company on September 12, 2025 (the “Existing Regulation S Global Note”) until 40 days after the date of this Supplemental Indenture (such period through and including such 40th day, the “Distribution Compliance Period”). The issue price for the Additional Senior Notes is 100.25% of the principal amount thereof plus accrued and unpaid interest thereon from March 15, 2026. Each of the Guarantors reaffirms its Guarantee, in each case, as set forth in Article X of the Base Indenture with regard to such Additional Senior Notes.

(4) Transfer Restrictions in Respect of the Temporary Regulation S Global Note.

(a) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note in respect of the Additional Senior Notes, including the Temporary Regulation S Global Note, prior to the expiration of the Distribution Compliance Period:

(i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.9 of the Base Indenture from the proposed transferor and receipt by the Registrar or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Temporary Regulation S Global Note to a transferee in the form of a beneficial interest in that Temporary Regulation S Global Note in accordance with the Indenture and the applicable procedures of DTC.

After the expiration of the Distribution Compliance Period, the CUSIP and ISIN numbers in respect of the Temporary Regulation S Global Note will be U2467X AA4 and USU2467XAA47, respectively, which are the CUSIP and ISIN numbers assigned to the Existing Regulation S Global Note, without any action or certification required by the Holder thereof.

(b) In addition to the provisions set forth in Section 2.1(f) of the Base Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note prior to the end of the Distribution Compliance Period.

(5) Form of Additional Senior Notes. The Additional Senior Notes shall initially be evidenced by one or more Global Notes, substantially in the form of Exhibit A to the Base Indenture.

(6) No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer or any of its respective Subsidiaries or Affiliates, or such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Additional Senior Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE, THE ADDITIONAL SENIOR NOTES AND THE NOTE GUARANTEES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(8) Jurisdiction. The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon the Indenture, the Note Guarantees or the Additional Senior Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the Indenture, the Note Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, are subject by a suit upon such judgment.

(9) Counterpart; Electronic Signatures. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission (including a digital signature provided by DocuSign) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Supplemental Indenture or in any Additional Senior Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture, any Additional Senior Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

(10) Headings. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

(11) Successors. All agreements of the Issuer and each Guarantor in this Supplemental Indenture and the Additional Senior Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(12) Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Base Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Base Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Base Indenture for any and all purposes.

[Signature pages follow.]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

HARROW, INC., as Issuer

By:	/s/ Andrew R. Boll
Name:	Andrew R. Boll
Title:	President and Chief Financial Officer

Harrow IP, LLC,
Harrow Eye, LLC,
Harrow Analytical Services, LLC,

By:	Harrow, Inc.
Sole Member

By:	/s/ Andrew R. Boll
Name:	Andrew R. Boll
Title:	President and Chief Financial Officer

ImprimisRX, LLC,
Imprimis NJOF, LLC,
ImprimisRX NJ, LLC,
ImprimisRX Nashville, LLC,

By:	Harrow, Inc.
Sole Member

By:	/s/ Andrew R. Boll
Name:	Andrew R. Boll
Title:	President and Chief Financial Officer

Signature Page to Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

Signature Page to Supplemental Indenture